UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 15, 2004

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

Effective as of December 15, 2004, Alliance Gaming Corporation entered into an amendment to its senior loan agreement (the “Loan Agreement”) with Bank of America, N.A. (as Administrative Agent under the Loan Agreement). The amendment provides for an increase in the maximum leverage ratio, a reduction in the revolver from $125 million to $75 million (with a right, under certain circumstances, to increase the revolver by $50 million in the future), modifications to certain other technical covenants, including limitations on certain investments (as that terms are defined in the Loan Agreement), and an increase in the term loan interest rate from LIBOR  + 2.25% to LIBOR + 3.00%. The fee for the amendment totaled approximately $1.0 million. The amendment was consented to by the requisite number of Lenders (as such term is defined in the Loan Agreement), and a copy of the amendment is attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION
(Registrant)

	By	/s/ Robert L. Saxton
Executive Vice President, Treasurer and
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 2 dated as of December 10, 2004 to Loan Agreement dated as of September 5, 2003, as amended, among Alliance Gaming Corporation, the Lenders, the Syndication Agent, the Documentation Agent, Banc of America Securities LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Book Managers, and Bank of America, N.A., as Administrative Agent.